As filed with the Securities and Exchange Commission on December 14, 2009

Registration No. 333-154876

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-0449260

(I.R.S. Employer Identification No.)

420 Montgomery Street

San Francisco, California 94163

(866) 249-3302

(Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

415-396-1793

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC #N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479	Lawrence S. Makow Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019	Sonia A. Shewchuk Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Wells Fargo & Company Common Stock, par value $1-2/3 per share	(1)	(1)	(1)	(2)

(1)	Not applicable pursuant to Form S-3 General Instruction II.E. There is being registered hereby an indeterminate aggregate initial offering price or number of the securities of the identified class as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), Wells Fargo & Company is deferring payment of all of the registration fees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-154876) of Wells Fargo & Company (the “Registration Statement”) is being filed solely to amend Item 16 of Part II of the Registration Statement. Since this Post-Effective Amendment No. 1 does not amend any other sections of the Registration Statement, including the prospectus, a copy of the prospectus is not included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1(a)	Form of Underwriting Agreement for Common Stock.*

4(a)	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 28, 2006).

4(b)	Certificate of Designations for 2007 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 15, 2007).

4(c)	Certificate of Designations for 2008 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 12, 2008).

4(d)	Certificate of Designations for Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.8 to Wells Fargo’s Current Report on Form 8-K dated May 19, 2008).

4(e)	Certificate of Designations for Non-Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 4.8 to Wells Fargo’s Current Report on Form 8-K dated September 10, 2008).

4(f)	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated October 26, 2008).

4(g)	Certificate of Designations for Dividend Equalization Preferred Shares (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(h)	Certificate of Designations for Class A Preferred Stock, Series G (incorporated by reference to Exhibit 4.2 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(i)	Certificate of Designations for Class A Preferred Stock, Series H (incorporated by reference to Exhibit 4.3 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(j)	Certificate of Designations for Class A Preferred Stock, Series I (incorporated by reference to Exhibit 4.4 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(k)

Certificate of Designations for 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J (incorporated by reference to Exhibit 4.5 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(l)

Certificate of Designations for Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K (incorporated by reference to Exhibit 4.6 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(m)

Certificate of Designations for 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (incorporated by reference to Exhibit 4.7 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(n)

Certificate Eliminating the Certificate of Designations for 1997 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 15, 2007).

4(o)

Certificate Eliminating the Certificate of Designations for 1998 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 12, 2008).

4(p)

Certificate Eliminating the Certificate of Designations for 1999 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated April 13, 2009).

4(q)	By-Laws (as amended through September 23, 2008) (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed September 29, 2008).

5(a)	Opinion of Senior Counsel of Wells Fargo.**

23(a)	Consent of Senior Counsel of Wells Fargo (included as part of Exhibit 5(a)).

23(b)	Consent of Independent Registered Public Accounting Firm.

23(c)	Consent of Independent Registered Public Accounting Firm.

24(a)	Powers of Attorney of Wells Fargo.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 14, 2009.

WELLS FARGO & COMPANY

By:	/s/ JOHN G. STUMPF
John G. Stumpf
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on December 14, 2009 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ JOHN G. STUMPF	President and Chief Executive Officer
John G. Stumpf	(Principal Executive Officer)

/s/ HOWARD I. ATKINS	Senior Executive Vice President and Chief Financial Officer
Howard I. Atkins	(Principal Financial Officer)

/s/ RICHARD D. LEVY	Executive Vice President and Controller
Richard D. Levy	(Principal Accounting Officer)

JOHN D. BAKER II	)
LLOYD H. DEAN	)
SUSAN E. ENGEL	)
ENRIQUE HERNANDEZ, JR.	)
DONALD M. JAMES	)
RICHARD M. KOVACEVICH	)	A majority of the Board of Directors of
RICHARD D. McCORMICK	)	Wells Fargo & Company
CYNTHIA H. MILLIGAN	)
PHILIP J. QUIGLEY	)
DONALD B. RICE	)
ROBERT K. STEEL	)
JOHN G. STUMPF	)
SUSAN G. SWENSON	)

*	John G. Stumpf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ JOHN G. STUMPF
John G. Stumpf, Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Form of Filing
1(a)	Form of Underwriting Agreement for Common Stock.*

4(a)	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 28, 2006).

4(b)	Certificate of Designations for 2007 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 15, 2007).

4(c)	Certificate of Designations for 2008 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 12, 2008).

4(d)	Certificate of Designations for Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.8 to Wells Fargo’s Current Report on Form 8-K dated May 19, 2008).

4(e)	Certificate of Designations for Non-Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 4.8 to Wells Fargo’s Current Report on Form 8-K dated September 10, 2008).

4(f)	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated October 26, 2008).

4(g)	Certificate of Designations for Dividend Equalization Preferred Shares (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(h)	Certificate of Designations for Class A Preferred Stock, Series G (incorporated by reference to Exhibit 4.2 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(i)	Certificate of Designations for Class A Preferred Stock, Series H (incorporated by reference to Exhibit 4.3 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(j)	Certificate of Designations for Class A Preferred Stock, Series I (incorporated by reference to Exhibit 4.4 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(k)	Certificate of Designations for 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J (incorporated by reference to Exhibit 4.5 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(l)	Certificate of Designations for Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K (incorporated by reference to Exhibit 4.6 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(m)	Certificate of Designations for 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (incorporated by reference to Exhibit 4.7 to Wells Fargo’s Current Report on Form 8-K dated December 30, 2008).

4(n)	Certificate Eliminating the Certificate of Designations for 1997 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 15, 2007).

Number	Description	Form of Filing
4(o)	Certificate Eliminating the Certificate of Designations for 1998 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 12, 2008).

4(p)	Certificate Eliminating the Certificate of Designations for 1999 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated April 13, 2009).

4(q)	By-Laws (as amended through September 23, 2008) (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed September 29, 2008).

5(a)	Opinion of Senior Counsel of Wells Fargo.**

23(a)	Consent of Senior Counsel of Wells Fargo (included as part of Exhibit 5(a)).

23(b)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission

23(c)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission

24(a)	Powers of Attorney of Wells Fargo.	Electronic Transmission

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.